Child, Van Wagoner & Bradshaw, PLLC
CERTIFIED PUBLIC ACCOUNTANTS

Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Russell E. Anderson, CPA
Scott L. Farnes

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Yuhe International, Inc.

We hereby consent to the use of our reports dated March 27, 2009, with respect to the financial statements of Yuhe International, Inc., dated April 19, 2008, with respect to the financial statements of Weifang Yuhe Poultry Co., Ltd., and dated April 19, 2008 with respect to the financial statements of Bright Stand International Limited, in the Post-Effective Registration Statement of Yuhe International, Inc. on Form S-1 Amendment No.1 to be filed on or about April 21, 2009. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

Child, Van Wagoner & Bradshaw, PLLC

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
April 21, 2009

1284 W. Flint Meadow Dr. #D
Kaysville, Utah 84037
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B, 4F
North Cape Commercial Bldg.
388 King's Road
North Point, Hong Kong

www.cpaone.net